                                                                   EXHIBIT 99.11

                         CONSENT OF INDEPENDENT AUDITORS




The Trustees and Shareholders
Keystone Tax Free Fund



We consent to the use of our report dated February 2, 1996 included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.



                                                       /s/ KPMG Peat Marwick LLP

                                                       KPMG Peat Marwick LLP



Boston, Massachusetts
April 3, 1996